Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of UCI Holdings Limited for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof, I, Ricardo F. Alvergue, as Chief Financial Officer of the company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/	Ricardo F. Alvergue
Ricardo F. Alvergue
Chief Financial Officer

Date: March 20, 2013